Exhibit 10.32

SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT (this “Agreement”) is entered into as of November 3, 2016 among Vintage Stock Affiliated Holdings, LLC (the “Initial Borrower” or “Holdings”), Vintage Stock, Inc. (the “Target Borrower” and collectively with the Initial Borrower, the “Borrowers” and each a “Borrower”), the other parties identified as “Grantors” on the signature pages hereto and such other parties that may become Grantors hereunder after the date hereof (together with the Borrowers, each individually a “Grantor”, and collectively, the “Grantors”), and Wilmington Trust, National Association (“Administrative Agent”) for the Secured Parties.

RECITALS

WHEREAS, pursuant to that certain Term Loan Agreement, dated as of the date hereof (as amended, modified, extended, restated, renewed, replaced, or supplemented from time to time, the “Loan Agreement”) among the Borrowers, the Guarantors, the Lenders party thereto, the Administrative Agent and Capitala Private Credit Fund V, L.P., in its capacity as Lead Arranger (the “Lead Arranger”), the Lenders have agreed to make the Loan upon the terms and subject to the conditions set forth therein; and

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the transactions contemplated by the Loan Agreement.

WHEREAS, it is a condition precedent to the making of the Loan by the Lenders that each Grantor shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

(a)                Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement and the rules of construction set forth in Section 1.02 (Other Interpretive Provisions) of the Loan Agreement shall apply to this Agreement.

(b)                The following terms shall have the meanings set forth in the UCC: Accession, Account, Account Debtor, Adverse Claim, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Letter-of-Credit Right, Manufactured Home, Payment Intangible, Proceeds, Securities Account, Securities Entitlement, Securities Intermediary, Security, Software, Supporting Obligation and Tangible Chattel Paper.

(c)                In addition, the following terms shall have the meanings set forth below:

“Assignment of Claims Act” means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15, 31 U.S.C. Section 3737, and 31 U.S.C. Section 3727), including all amendments thereto and regulations promulgated thereunder.

“Collateral” has the meaning provided in Section 2 hereof.

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“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control”.

“Copyright License” means any agreement now or hereafter in existence, providing for the grant by, or to, any rights (including, without limitation, the grant of rights for a party to be designated as an author or owner and/or to enforce, defend, use, display, copy, manufacture, distribute, exploit and sell, make derivative works, and require joinder in suit and/or receive assistance from another party) covered in whole or in part by a Copyright.

“Copyrights” means, collectively, all of the following of any Grantor: (i) all copyrights (whether statutory or common law, whether registered or unregistered, published or unpublished), copyright registrations and copyright applications anywhere in the world and all tangible embodiments whether now owned or hereafter created or acquired, (ii) all derivative works, counterparts, extensions and renewals of any of the foregoing, (iii) all income, fees, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present and future infringements, violations or misappropriations of any of the foregoing, (iv) all rights and privileges with respect to the use of such copyrights, including the right to sue for past, present and future infringements, violations or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing throughout the world.

“Excluded Property” means, with respect to any Loan Party,

(i)                                    any leasehold interests in real property;

(ii)                                all cars, trucks, trailers and other vehicles or assets subject to certificates of title under the Laws of any state;

(iii)                             any assets with respect to which the Lead Arranger determines, in its sole discretion, that the burden or costs of creating and/or perfecting such a security interest therein is excessive in relation to the benefit to the Lenders of the security to be afforded thereby;

(iv)                             Excluded Accounts;

(v)                                 any permit, lease, license, contract or other Instrument of a Grantor to the extent the grant of a security interest in such permit, lease, license, contract or other Instrument in the manner contemplated by this Agreement, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Grantor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that any such limitation on the security interests granted hereunder shall only apply to the extent that any such prohibition or right to terminate or accelerate or alter the Grantor’s rights could not be rendered ineffective pursuant to the UCC or any other applicable Law (including Debtor Relief Laws) or principles of equity; provided, further, that in the event of the termination or elimination of any such prohibition or right or the requirement for any consent contained in any applicable Law, permit, lease, license, contract or other Instrument, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such permit, lease, license, contract or other Instrument shall be automatically and simultaneously granted hereunder and shall not be included as Excluded Property hereunder;

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(vi)                             any United States intent-to-use trademark applications to the extent that, and solely during the period in which the grant of a security interest therein would impair the validity or enforceability of or render void or result in the cancellation of, any registration issued as a result of such intent-to-use trademark applications under applicable Law; provided that upon submission and acceptance by the USPTO of an amendment to allege pursuant to 15 U.S.C. Section 1060(a) or any successor provision, such intent-to-use trademark application shall be considered Collateral;

(vii)                         the Equity Interests of any Foreign Subsidiary of any Grantor to the extent not required to be pledged to secured the Obligations pursuant to the Collateral Documents (including, without limitation, any Equity Interests excluded from the definition of Pledged Equity); or

(viii)                      margin stock;

provided, that the security interest granted to the Administrative Agent under this Agreement shall attach immediately to any asset of any Grantor at such time as such asset ceases to be “Excluded Property” described in any of the foregoing clauses (i) through (ix) above; provided, further, Excluded Property shall not include any Proceeds, products, substitutions or replacements of any Excluded Property (unless such Proceeds, products, substitutions or replacements would themselves otherwise constitute Excluded Property).

“Government Contract” means a contract between any Grantor and an agency, department or instrumentality of the United States or any state, municipal or local Governmental Authority located in the United States or all obligations of any such Governmental Authority arising under any Account now or hereafter owing by any such Governmental Authority, as Account Debtor, to any Grantor.

“Intellectual Property” means, collectively, all of the following of any Grantor: (i) all systems software and applications software (including source code and object code), all documentation for such software, including, without limitation, user manuals, flowcharts, functional specifications, operations manuals, and all formulas, processes, ideas and know-how embodied in any of the foregoing, (ii) concepts, discoveries, improvements and ideas, know-how, technology, reports, design information, trade secrets, practices, specifications, test procedures, maintenance manuals, research and development, inventions (whether or not patentable), blueprints, drawings, data, customer lists, catalogs, and all physical embodiments of any of the foregoing, (iii) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses and (iv) other agreements with respect to any rights in any of the items described in the foregoing clauses (i), (ii), and (iii).

“Issuer” means the issuer of any Pledged Equity.

“Patent License” means any agreement, now or hereafter in existence, providing for the grant by, or to, any Grantor of any rights (including, without limitation, the right for a party to be designated as an owner and/or to enforce, defend, make, have made, make improvements, manufacture, use, sell, import, export, and require joinder in suit and/or receive assistance from another party) covered in whole or in part by a Patent.

“Patents” means collectively, all of the following of any Grantor: (i) all issued patents, all inventions and patent applications anywhere in the world, (ii) all improvements, counterparts, reissues, divisional, re-examinations, extensions, continuations (in whole or in part) and renewals of any of the foregoing and improvements thereon, (iii) all income, fees, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements, violations or misappropriations of any of the foregoing, (iv) all rights and privileges with respect to the use of such patents, including the right to sue for past, present and future infringements, violations or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing throughout the world.

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“Pledged Equity” means, with respect to each Grantor, (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary (that is a Material Subsidiary) of Holdings that is directly owned by such Grantor and (ii) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) would not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) would not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary (that is a Material Subsidiary) of Holdings that is directly owned by such Grantor, including the Equity Interests (but subject to the limitations on Equity Interests of Foreign Subsidiaries set forth herein) of the Subsidiaries owned by such Grantor as set forth on Schedule 5.21(f) to the Loan Agreement (as updated from time to time in accordance with the Loan Documents), in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1)       all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2)       in the event of any consolidation or merger involving any Issuer and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of a Grantor;

(3)       all claims, rights, privileges, authority and powers of such Grantor relating to such Equity Interests, and the certificates, instruments and agreements representing such Equity Interests, including, without limitation, the Equity Interests listed in Schedule 5.21(f) to the Loan Agreement, attached as Schedule 1 hereof.

but in each case subject to the limitations on Equity Interests of Foreign Subsidiaries set forth herein.

“Trademark License” means any agreement, now or hereafter in existence, providing for the grant by, or to, any Grantor of any rights in (including, without limitation, the right for a party to be designated as an owner and/or to enforce, defend, use, mark, police, and require joinder in suit and/or receive assistance from another party) covered in whole, or in part, by a Trademark.

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“Trademarks” means, collectively, all of the following of any Grantor: (i) all trademarks, trade names, corporate names, internet domain names, trade styles, service marks, logos, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each United States application to register any trademark or service mark prior to the filing under applicable Law of a verified statement of use for such trademark or service mark) anywhere in the world, (ii) all counterparts, extensions and renewals of any of the foregoing, (iii) all income, fees, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing, (iv) all rights and privileges with respect to the use of such Trademarks, including the right to sue for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.

“USPTO” means the United States Patent and Trademark Office.

2.	Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, each Grantor hereby pledges and grants to the Administrative Agent, for the benefit of the Secured Parties, a Lien on and a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to all of the following, wherever located and whether now owned or existing or owned, acquired, or arising hereafter from time to time (collectively, the “Collateral”): (a) all Accounts; (b) all cash, currency and Cash Equivalents; (c) all Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper); (d) those certain Commercial Tort Claims set forth on Schedule 5.21(e) to the Loan Agreement (as updated from time to time in accordance with the Loan Agreement); (e) all Deposit Accounts; (f) all Documents; (g) all Equipment; (h) all Fixtures; (i) all General Intangibles; (j) all Goods; (k) all Instruments; (l) all Intellectual Property; (m) all Inventory; (n) all Investment Property; (o) all Letter-of-Credit and Letter-of-Credit Rights; (p) all Payment Intangibles; (q) all Pledged Equity; (r) all Securities Accounts; (s) all Software; (t) all Supporting Obligations; (u) [reserved]; (v) all books and records pertaining to the Collateral; (w) all Accessions and all Proceeds and products of any and all of the foregoing; (x) Vintage Stock Acquisition Agreement rights pursuant to the Collateral Assignment of Vintage Stock Acquisition Agreement; (y) key-man life insurance policy rights pursuant to the Key-Man Collateral Assignment Agreements; and (z) all other assets or personal property of any kind or type whether tangible or intangible whatsoever now or hereafter owned by such Grantor or as to which such Grantor now or hereafter has the power to transfer interest therein.

Notwithstanding anything to the contrary contained herein, the security interests and Liens granted under this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property, and to the extent that any Collateral later becomes Excluded Property, the Lien and security interest granted hereunder will automatically be deemed to have been terminated and released; provided further that, if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall automatically be deemed granted therein.

The Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Collateral (a) constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising and (b) is not to be construed as an assignment of any Intellectual Property.

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3.	Representations and Warranties. As of the date hereof, and with respect to any Grantor who joins this Agreement following such date, as of the date such Grantor joins this Agreement, each Grantor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:

(a)                Ownership. Each Grantor is the legal and beneficial owner of, or has sufficient rights in, its Collateral, has good and marketable title to all its Collateral and has the right to pledge, sell, assign or transfer the same. There exists no Adverse Claim with respect to the Pledged Equity of such Grantor, other than Permitted Liens or other Liens that will be terminated on the date hereof.

(b)                Security Interest/Priority. This Agreement creates a valid Lien and first priority security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral of such Grantor and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in such Collateral, including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities, to the extent such security interest can be perfected by filing under the UCC (other than with respect to Fixtures that require filings or other recordations with the local real estate records), free and clear of all Liens except for Permitted Liens. No Grantor has authenticated any agreement authorizing any secured party thereunder to file a financing statement, except to perfect Permitted Liens. The taking possession by the Administrative Agent of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in all the Pledged Equity evidenced by such certificated securities and such Instruments. With respect to any of the Pledged Equity that are uncertificated securities, Grantors shall register the Administrative Agent as the registered owner of any uncertificated securities (if any) and the Administrative Agent will have a perfected first priority security interest in all such uncertificated securities pledged by it. With respect to any Collateral consisting of a Deposit Account, Securities Entitlement or held in a Securities Account, upon execution and delivery by the applicable Grantor, the applicable Securities Intermediary and the Administrative Agent of an agreement granting control to the Administrative Agent over such Collateral, the Administrative Agent shall have a valid and perfected, first priority security interest in such Collateral.

(c)                Types of Collateral. None of the Collateral consists of, or is the Proceeds of, (i) As-Extracted Collateral, (ii) Consumer Goods, (iii) Farm Products, (iv) Manufactured Homes, (v) standing timber or (vi) any other interest in or to any of the foregoing.

(d)                Accounts. No Account of a Grantor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper, to the extent requested by the Administrative Agent or the Lead Arranger, has been endorsed over and delivered to, or submitted to the control of, the Administrative Agent.

(e)                Equipment and Inventory. With respect to any Equipment and/or Inventory of a Grantor, each such Grantor has exclusive possession and control of such Equipment and Inventory of such Grantor except for (i) Equipment leased by such Grantor as a lessee, (ii) Equipment or Inventory in transit with common carriers or (iii) Equipment and/or Inventory in the possession or control of a warehouseman, bailee or any agent or processor of such Grantor to the extent such Grantor has complied with Section 4(e).

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(f)                 Authorization of Pledged Equity; Compliance. All Pledged Equity (i) is duly authorized and validly issued, (ii) is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any Person, (iii) is beneficially owned as of record by a Grantor and (iv) constitutes all the issued and outstanding shares of all classes of the equity of such Issuer issued to such Grantor (except with respect to Pledged Equity of any Foreign Subsidiaries, the issued and outstanding shares of which are pledged in the amount required pursuant to clause (ii) of the definition of Pledged Equity herein). The security interest in the Pledged Equity does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(g)                No Other Equity Interests, Instruments, Etc. As of the Closing Date, (i) no Grantor owns any certificated Equity Interests in any Subsidiary that has not been pledged and delivered to the Administrative Agent hereunder, and (ii) no Grantor holds any Instruments, Documents or Tangible Chattel Paper that have not been pledged and delivered to the Administrative Agent pursuant to Section 4(c)(i) of this Agreement. All such certificated securities, Instruments, Documents and Tangible Chattel Paper have been delivered to the Administrative Agent to the extent (A) requested by the Administrative Agent or the Lead Arranger or (B) as required by the terms of this Agreement and the other Loan Documents.

(h)                Partnership and Limited Liability Company Interests. None of the Collateral consisting of an interest in a partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(i)                 Contracts; Agreements; Licenses. Other than the Excluded Property, no Grantor has any Material Contracts which are non-assignable by their terms, or as a matter of Law, or which prevent the granting of a security interest therein.

(j)                 Consents; Etc. No approval, consent, exemption, authorization or other action by, notice to, or filing with, any Governmental Authority or any other Person (including, without limitation, any stockholder, member or creditor of such Grantor), is necessary or required for (i) the grant by such Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC (other than with respect to Fixtures that require filings or other recordations with the local real estate records), the granting of control (to the extent required under Section 4(c) hereof) or by filing an appropriate notice with the USPTO or the United States Copyright Office) or (iii) the exercise by the Administrative Agent or the Secured Parties of the rights and remedies provided for in this Agreement (including, without limitation, as against any Issuer), except for (A) the filing or recording of UCC financing statements or other filings under the Assignment of Claims Act, (B) the filing of appropriate notices with the USPTO and the United States Copyright Office, (C) obtaining control to perfect the Liens created by this Agreement (to the extent required under Section 4(c) hereof), (D) such actions as may be required by Laws affecting the offering and sale of securities, (E) such actions as may be required by applicable foreign Laws affecting the pledge of the Pledged Equity of Foreign Subsidiaries and (F) consents, authorizations, filings or other actions which have been obtained or made or that will be obtained contemporaneous with the Closing Date.

(k)                Commercial Tort Claims. As of the Closing Date, no Grantor has any Commercial Tort Claims with a fair market value in excess of the Threshold Amount, except as set forth on Schedule 5.21(e) of the Loan Agreement.

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(l)                 Copyrights, Patents and Trademarks.

(i)                 All material Intellectual Property of such Grantor is valid, subsisting, unexpired, enforceable and has not been abandoned except as permitted by the Loan Agreement.

(ii)               No holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any Intellectual Property of any Grantor that is reasonably necessary for the operation of such Grantor’s business.

(iii)             All applications pertaining to the Copyrights, Patents and Trademarks of each Grantor that are reasonably necessary for the operation of such Grantor’s business have been duly and properly filed, and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued.

(iv)              No Grantor has made any assignment or agreement in conflict with the security interest in the material Intellectual Property of any Grantor hereunder, except for Permitted Liens.

(v)                Each Grantor and each of its Subsidiaries, own, or possess the right to use, all of the Intellectual Property that is reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.

(vi)              To the knowledge of each Grantor, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by any Grantor or any of its Subsidiaries infringes upon any rights held by any other Person.

(vii)            No proceeding, claim or litigation regarding any of the foregoing is pending or, to the knowledge of such Grantor, threatened in writing, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

4.	Covenants. Each Grantor covenants that until the Facility Termination Date, such Grantor shall:

(a)                Maintenance of Perfected Security Interest; Further Information.

(i)                 Maintain the security interest created by this Agreement as a first priority perfected security interest (subject only to Permitted Liens) and shall defend such security interest against the claims and demands of all Persons whomsoever (other than the holders of Permitted Liens).

(ii)               From time to time furnish to the Administrative Agent upon the Administrative Agent’s or any other Secured Party’s reasonable request, statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent or such Secured Party may reasonably request, all in reasonable detail.

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(b)                Required Notifications. Promptly notify the Administrative Agent (and the Administrative Agent will thereafter promptly notify the Lead Arranger), in writing, of: (i) any Lien (other than Permitted Liens) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder and (ii) the occurrence of any other event which would reasonably be expected to have a material impairment on the aggregate value of the Collateral or on the security interests created hereby.

(c)                Perfection through Possession and Control.

(i)                 If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper or Supporting Obligation, or if any property constituting Collateral shall be stored or shipped subject to a Document, ensure that such Instrument, Tangible Chattel Paper, Supporting Obligation or Document is either in the possession of such Grantor at all times or, if requested by the Administrative Agent or the Lead Arranger to perfect the Administrative Agent’s security interest in such Collateral, is delivered to the Administrative Agent duly endorsed in a manner reasonably satisfactory to the Lead Arranger. Such Grantor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend reasonably acceptable to the Lead Arranger indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.

(ii)               Deliver to the Administrative Agent promptly upon the receipt thereof by or on behalf of a Grantor, all certificates and instruments constituting Certificated Securities or Pledged Equity. Prior to delivery to the Administrative Agent, all such certificates constituting Pledged Equity shall be held in trust by such Grantor for the benefit of the Administrative Agent pursuant hereto. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit A hereto or other form reasonably acceptable to the Lead Arranger.

(iii)             If any Collateral shall consist of Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights, Securities Accounts or uncertificated Investment Property, execute and deliver (and, with respect to any Collateral consisting of a Securities Account or uncertificated Investment Property, cause the Securities Intermediary or the Issuer, as applicable, with respect to such Investment Property to execute and deliver) to the Administrative Agent all control agreements, assignments, instruments or other documents as reasonably requested by the Administrative Agent or the Lead Arranger for the purposes of obtaining and maintaining Control of such Collateral. If any Collateral shall consist of Deposit Accounts or Securities Accounts, comply with Section 6.13(f) of the Loan Agreement.

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(d)                Filing of Financing Statements, Notices, etc. Execute and deliver to the Administrative Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent or the Lead Arranger may reasonably request) and do all such other things as the Administrative Agent (at the direction of the Required Lenders) or the Lead Arranger may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder, including (A) such instruments as the Administrative Agent or the Lead Arranger may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, including, without limitation, financing statements (including continuation statements), (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights substantially in the form of Exhibit B or other form reasonably acceptable to the Lead Arranger, (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the USPTO substantially in the form of Exhibit C or other form reasonably acceptable to the Lead Arranger and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the USPTO substantially in the form of Exhibit D or other form reasonably acceptable to the Lead Arranger, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests for the benefit of the Secured Parties hereunder. Furthermore, each Grantor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may (at the direction of the Required Lenders) designate, as such Grantor’s attorney in fact with full power and for the limited purpose to prepare and file (and, to the extent applicable, sign) in the name of such Grantor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Required Lenders’ or Lead Arranger’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until the Facility Termination Date. Each Grantor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Grantor wherever the Administrative Agent (at the direction of the Required Lenders) or the Lead Arranger may in the Required Lenders’ or Lead Arranger’s, as applicable, reasonable discretion desire to file the same.

(e)                Collateral Held by Warehouseman, Bailee, etc.

(i)                 If any Collateral with a value in excess of the Threshold Amount is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Grantor shall (A) notify in writing the Administrative Agent of such possession, (B) notify in writing such Person in writing of the Administrative Agent’s security interest for the benefit of the Secured Parties in such Collateral, (C) instruct such Person to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions and (D) upon request by the Administrative Agent or the Lead Arranger, obtain (1) a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent and (2) such other documentation reasonably required by the Administrative Agent or the Lead Arranger (including, without limitation, subordination and access agreements).

(ii)               Perfect and protect such Grantor’s ownership interests in all Inventory with a value in excess of the Threshold Amount stored with a consignee against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement filed in all appropriate filing offices, providing any written notices required by the UCC to notify any prior creditors of the consignee of the consignment arrangement, and taking such other actions as may be necessary to perfect and protect such Grantor’s interests in such inventory under Section 2-326, Section 9-103, Section 9-324 and Section 9-505 of the UCC or otherwise, which such financing statements filed pursuant to this Section shall be collaterally assigned to the Administrative Agent, for the benefit of the Secured Parties.

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(f)                 Treatment of Accounts. Except as permitted by the Loan Agreement, not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or amend, supplement or modify any Account in any manner that would reasonably be likely to adversely affect the value thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of a Grantor’s business. Each Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of any Account.

(g)                Commercial Tort Claims. Execute and deliver such statements, documents and notices and do and cause to be done all such things as may be reasonably required by the Administrative Agent (at the direction of the Required Lenders) or the Lead Arranger, or required by Law to create, preserve, perfect and maintain the Administrative Agent’s security interest in any Commercial Tort Claims initiated by or in favor of any Grantor.

(h)                Inventory. With respect to the Inventory of each Grantor:

(i)                 At all times maintain inventory records reasonably satisfactory to the Lead Arranger, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory and such Grantor’s cost therefore and daily withdrawals therefrom and additions thereto.

(ii)               Produce, use, store and maintain the Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with applicable Laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto).

(i)                 Books and Records. Mark its books and records (and shall cause the Issuer of the Pledged Equity of such Grantor to mark its books and records) to reflect the security interest granted pursuant to this Agreement.

(j)                 Nature of Collateral. At all times maintain the Collateral as personal property and not affix any of the Collateral to any real property in a manner that would change its nature from personal property to real property or a Fixture to real property, unless the Administrative Agent shall have a perfected Lien on such Fixture or real property.

(k)                Issuance or Acquisition of Equity Interests in Partnerships or Limited Liability Companies.

(i)                 Not without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent (at the direction of the Required Lenders) or the Lead Arranger may reasonably require in accordance with the Loan Documents, issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (A) is dealt in or traded on a securities exchange or in a securities market, (B) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (C) is an investment company security, (D) is held in a Securities Account or (E) constitutes a Security or a Financial Asset, except in each case, as otherwise permitted by the provisions of the Loan Agreement.

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(ii)               Without the prior written consent of the Lead Arranger, such consent not to be unreasonably withheld, conditioned or delayed, no Grantor will (A) vote to enable, or take any other action to permit, any applicable Issuer to issue any Investment Property or Equity Interests constituting partnership or limited liability company interests, except for those additional Investment Property or Equity Interests constituting partnership or limited liability company interests that will be subject to the security interest granted herein in favor of the Secured Parties or otherwise permitted by the provisions of the Loan Agreement, or (B) enter into any agreement or undertaking, except in connection with a Disposition permitted under Section 7.05 of the Loan Agreement, restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Investment Property or Pledged Equity or Proceeds thereof, except, as otherwise permitted by the provisions of the Loan Agreement. The Grantors will defend the right, title and interest of the Administrative Agent in and to any Investment Property and Pledged Equity against the claims and demands of all Persons whomsoever.

(iii)             If any Grantor becomes entitled to receive or shall receive (A) any certificated securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, or (B) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other funds of such Grantor, and promptly deliver the same to the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof.

(l)                 Intellectual Property.

(i)                 Except as permitted by the Loan Agreement, not do any act or omit to do any act whereby any material Copyright may become invalidated and (A) not do any act, or omit to do any act, whereby any material Copyright may become injected into the public domain; (B) notify in writing the Administrative Agent immediately if it knows that any material Copyright is reasonably likely to become injected into the public domain or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding a Grantor’s ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) of each material Copyright owned by a Grantor and to maintain each registration of each material Copyright owned by a Grantor including, without limitation, filing of applications for renewal where necessary; and (D) promptly notify the Administrative Agent in writing of any infringement, misappropriation, dilution or impairment of any material Copyright of a Grantor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, dilution or impairment or seeking injunctive relief and seeking to recover any and all damages for such infringement, misappropriation, dilution or impairment.

(ii)               Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Grantor hereunder (except as permitted by the Loan Agreement).

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(iii)             Except as permitted by the Loan Agreement, (A) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as used in the ordinary course of business in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (C) employ such Trademark with the appropriate notice of registration, if applicable, (D) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any such Trademark may become invalidated.

(iv)              Except as permitted by the Loan Agreement, not do any act, or omit to do any act, whereby any material Patent may become abandoned or dedicated.

(v)                Notify in writing the Administrative Agent and the Secured Parties promptly if it knows that any application or registration relating to any material Patent or Trademark is reasonably likely to become abandoned or dedicated, or of any materially adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the USPTO or any court or tribunal in any country) regarding such Grantor ownership of any material Patent or Trademark or its right to register the same or to keep and maintain the same.

(vi)              Take all reasonable and necessary steps, including, without limitation, in any proceeding before the USPTO, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Patent and Trademark, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(vii)            Promptly notify in writing the Administrative Agent and the Secured Parties after it learns that any Patent or Trademark included in the Collateral is infringed, misappropriated, diluted or impaired by a third party and promptly sue for infringement, misappropriation, dilution or impairment, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation, dilution or impairment, or to take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

(viii)          Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Grantor hereunder (except as permitted by the Loan Agreement).

(ix)              Upon the occurrence and during the continuance of an Event of Default, grant to the Administrative Agent a royalty free license to use such Grantor’s Intellectual Property solely in connection with the enforcement of the Administrative Agent’s rights hereunder, but only to the extent any license or agreement granting such Grantor rights in such Intellectual Property do not prohibit such use by the Administrative Agent.

(m)              Equipment. Except as permitted by the Loan Agreement, maintain each item of Equipment in good working order and condition (reasonable wear and tear and obsolescence excepted).

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(n)                Government Contracts. Promptly notify the Administrative Agent in writing if it enters into any contract with a Governmental Authority under which such Governmental Authority, as account debtor, owes a monetary obligation to any Grantor under any Account.

(o)                [Reserved].

(p)                Further Assurances.

(i)                 Promptly upon the request of the Administrative Agent or the Lead Arranger and at the sole expense of the Grantors, duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent (at the direction of the Required Lenders) or the Lead Arranger may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (A) the assignment of any Material Contract, (B) with respect to Government Contracts, assignment agreements and notices of assignment, in form and substance reasonably satisfactory to the Lead Arranger, duly executed by any Grantors party to such Government Contract in compliance with the Assignment of Claims Act (or analogous state applicable Law), and (C) all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent (at the direction of the Required Lenders) or the Lead Arranger may reasonably request and as may be required by Law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement.

(ii)               From time to time upon the Administrative Agent’s or Lead Arranger’s reasonable request, promptly furnish such updates to the information disclosed pursuant to this Agreement and the Loan Agreement, including any Schedules hereto or thereto, such that such updated information is true and correct in all material respects as of the date so furnished.

5.	Authorization to File Financing Statements. Each Grantor hereby authorizes the Administrative Agent and the Lead Arranger to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent (at the direction of the Required Lenders) or the Lead Arranger may from time to time reasonably deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, which such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent (at the direction of the Required Lenders) or the Lead Arranger may determine, in its or their, as applicable, reasonable discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired” or “all personal property, whether now owned or hereafter acquired.”

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6.	Advances. Upon the occurrence and during the continuance of an Event of Default, any Secured Party (individually or through the Administrative Agent) may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as such Secured Party may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any claim and all other expenditures which such Secured Party may make for the protection of the security hereof or which may be compelled to make by operation of Law. All such sums and amounts (including reasonable and documented attorneys’ fees, legal expenses and court costs actually incurred) so expended shall be repayable by the Grantors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Obligations, and shall be deemed to constitute principal of the Loan. No such performance of any covenant or agreement by any Secured Party on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any Default or Event of Default. Any one or more Secured Parties (individually or through the Administrative Agent) may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

7.	Remedies.

(a)                General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent on behalf of the Secured Parties shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Obligations, or by any applicable Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), all the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may (but is not obligated to), with or without judicial process or the aid and assistance of others, and shall (at the direction of the Required Lenders) (i) dispose of any Collateral on any such premises in the manner set forth herein, (ii) require the Grantors to assemble and make available to the Administrative Agent at the expense of the Grantors any Collateral at any place and time designated by the Administrative Agent (at the direction of the Required Lenders) which is reasonably convenient to both parties, (iii) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (iv) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for money, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent (at the direction of the Required Lenders) or the Lead Arranger deem commercially reasonable (subject to any and all mandatory legal requirements). Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the Issuer of such securities to register such securities for public sale under the Securities Act of 1933.

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The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. Neither the Administrative Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to Grantors in accordance with the notice provisions of Section 11.02 of the Loan Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. Each Grantor further acknowledges and agrees that any offer to sell any Pledged Equity that has been (A) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (B) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Administrative Agent may (but is not obligated to), in such event, bid for the purchase of such securities. The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable Law, any Secured Party may be a purchaser at any such sale. To the extent permitted by applicable Law, each Grantor waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Administrative Agent may (but is not obligated to) postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may (but is not obligated to)further postpone such sale by announcement made at such time and place. To the extent permitted by applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages or demands result solely from the gross negligence or willful misconduct of the Administrative Agent or such Secured Party, as applicable, as determined by a final non-appealable judgment of a court of competent jurisdiction, in each case against whom such claim is asserted. Each Grantor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC and that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the UCC.

(b)                Remedies Relating to Accounts.

(i)                 Upon the occurrence and during the continuation of an Event of Default, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (A) each Grantor shall notify in writing (such notice to be in form and substance satisfactory to the Lead Arranger) its Account Debtors and parties to the Material Contracts subject to a security interest hereunder that such Accounts and the Material Contracts have been assigned to the Administrative Agent, for the benefit of the Secured Parties and promptly upon request of the Administrative Agent, instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent (at the direction of the Required Lenders) and (B) the Administrative Agent shall have the right to enforce any Grantor’s rights against its customers and account debtors, and the Administrative Agent or its designee may (but is not obligated to) notify any Grantor’s customers and account debtors that the Accounts of such Grantor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (but is not obligated to) (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s (at the direction of the Required Lenders) or Lead Arranger’s reasonable discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Secured Parties in the Accounts.

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(ii)               Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein or in the Loan Agreement. Neither the Administrative Agent nor the Secured Parties shall have any liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.

(iii)             Upon the occurrence and during the continuation of an Event of Default, (A) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it or the Lead Arranger reasonably consider advisable, and the Grantors shall furnish all such assistance and information as the Administrative Agent or the Lead Arranger may reasonably require in connection with such test verifications, (B) upon the Administrative Agent’s or Lead Arranger’s request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others reasonably satisfactory to the Lead Arranger to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (C) the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Lead Arranger’s satisfaction the existence, amount and terms of any Accounts.

(c)                Deposit Accounts/Securities Accounts. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent (at the written direction of the Required Lenders) shall prevent withdrawals or other dispositions of funds in Deposit Accounts and Securities Accounts which are subject to Qualifying Control Agreements or held with any Secured Party.

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(d)                Investment Property/Pledged Equity. Upon the occurrence of an Event of Default and during the continuation thereof, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Investment Property or Pledged Equity or other Proceeds paid in respect of any Investment Property and Pledged Equity, (ii) any or all of any Investment Property or Pledged Equity may, at the option of the Lead Arranger, be registered in the name of the Administrative Agent or its nominee and (iii) the Administrative Agent or its nominee shall have (except to the extent, if any, specifically waived in each instance by the Lead Arranger in writing) the sole and exclusive right to exercise (with simultaneous notice upon any Grantor) or refrain from exercising, but under no circumstances is the Administrative Agent obligated by the terms of this Agreement or otherwise to exercise, (A) all voting, corporate and other rights pertaining to such Investment Property, or any such Pledged Equity at any meeting of shareholders, partners or members of the relevant Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property or Pledged Equity as if it were the absolute owner thereof (including, without limitation, the right to exchange at its reasonable discretion any and all of the Investment Property or Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any Issuer or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property or Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Investment Property or Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent (at the direction of the Required Lenders) may determine), all without liability except to account for property actually received by it; but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Administrative Agent and the other Secured Parties shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Investment Property and/or Pledged Equity to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (ii) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Investment Property or Pledged Equity directly to the Administrative Agent. Unless an Event of Default shall have occurred and be continuing, each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Investment Property and any Pledged Equity to the extent permitted in the Loan Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Investment Property and Pledged Equity to the extent not inconsistent with the terms of this Agreement and the other Loan Documents.

(e)                Material Contracts. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent or the Lead Arranger shall be entitled to (but shall not be required to): (i) proceed to perform any and all obligations of the applicable Grantor under any Material Contract and exercise all rights of such Grantor thereunder as fully as such Grantor itself could, (ii) do all other acts which the Administrative Agent (at the direction of the Required Lenders) or the Lead Arranger may deem reasonably necessary or proper to protect the Administrative Agent’s security interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of any of the Loan Agreement, of the other Loan Documents, such Material Contract or applicable Law, and (iii) sell, assign or otherwise transfer any Material Contract in accordance with the Loan Agreement, the other Loan Documents and applicable Law, subject, however, to the prior approval of each other party to such Material Contract, to the extent required under such Material Contract.

(f)                 Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right, subject to any consents expressly required by or conditions set forth in any collateral access waivers, to enter and remain upon the various premises of the Grantors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may (but is not obligated to)remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral. If the Administrative Agent exercises its right to take possession of the Collateral, each Grantor shall also at its expense perform any and all other steps reasonably requested by the Administrative Agent or the Lead Arranger to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Administrative Agent, appointing overseers for the Collateral and maintaining inventory records.

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(g)                Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the Secured Parties to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Obligations, or as provided by Law, or any delay by the Administrative Agent or the Secured Parties in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Secured Parties shall only be granted as provided herein. To the extent permitted by Law, neither the Administrative Agent, the Secured Parties, nor any party acting as attorney for the Administrative Agent or the Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or Law other than their gross negligence or willful misconduct hereunder as determined by a final non-appealable judgment of a court of competent jurisdiction. The rights and remedies of the Administrative Agent and the Secured Parties under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the Secured Parties may have.

(h)                Retention of Collateral. In addition to the rights and remedies hereunder, the Administrative Agent may (but is not obligated to), in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Obligations for any reason.

(i)                 Waiver; Deficiency.

(i)                 Each Grantor hereby waives, to the extent permitted by applicable Laws, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable Laws in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof. In the event that the Proceeds of any sale, collection, realization or disposition of any Collateral are insufficient to pay all amounts to which the Administrative Agent or the Secured Parties are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with the reasonable costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(ii)               Each Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Pledged Collateral received or delivered or other action taken in reliance hereon. All obligations of each Grantor hereunder shall be absolute and unconditional and irrespective of (A) any change in the time, place or manner of payment of, or in any other term of, the Obligations or any other obligation of any Loan Party under any Loan Document, or any rescission, waiver, amendment or other modification of any Loan Document or any other agreement, including any increase in the Obligations; (B) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, A Loan Party against any Secured Party; (C) the failure of any other Person to execute or deliver this Agreement or any other agreement or the release or reduction of liability of any Grantor or other grantor or surety with respect to the Obligations; (D) any other circumstance or manner of administering the Loan that might vary the risk of any Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Loan Party or any other guarantor or surety.

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8.	Rights of the Administrative Agent.

(a)                Power of Attorney; Irrevocable Proxy. In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as such Grantor’s true and lawful attorney-in-fact, irrevocably and, with full power of substitution, and grants to the Administrative Agent this IRREVOCABLE PROXY, with authority to take, or refuse to take, any or all of the following actions, automatically upon the occurrence and during the continuance of an Event of Default without further need of any action taken by any Person, in each case in any manner the Administrative Agent (at the direction of the Required Lenders) or the Lead Arranger deems advisable in the Required Lenders’ or Lead Arranger’s, as applicable, sole discretion:

(i)                 to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent (at the direction of the Required Lenders) or the Lead Arranger may reasonably determine;

(ii)               to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii)             to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent (at the direction of the Required Lenders) or the Lead Arranger may deem reasonably appropriate;

(iv)              to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Grantor on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

(v)                to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi)              to adjust and settle claims under any insurance policy relating thereto;

(vii)            to execute and deliver all assignments, conveyances, statements, financing statements, continuation financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent (at the direction of the Required Lenders) or the Lead Arranger may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated herein;

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(viii)          to institute any foreclosure proceedings that the Administrative Agent (at the direction of the Required Lenders) or the Lead Arranger may reasonably deem appropriate;

(ix)              to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x)                to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent (at the direction of the Required Lenders) or the Lead Arranger may reasonably deem appropriate;

(xi)              to vote all or any part of the Pledged Equity and the other Investment Property for or against any or all matters submitted, or which may be submitted, to a vote of shareholders, partners or members, as the case may be, and to exercise all other rights, powers, privileges and remedies to which any such shareholders, partners or members would be entitled (including without limitation, giving or withholding written consents and/or adopting resolutions of the holders of the Equity Interests of any issuer, calling special meetings of the holders of the Equity Interests of any issuer and voting at such meetings), or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the Secured Parties or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7 hereof;

(xii)            to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened in writing against the Collateral;

(xiii)          to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent (at the direction of the Required Lenders) shall direct;

(xiv)          to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(xv)            in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent (at the direction of the Required Lenders) or the Lead Arranger may request to evidence the security interests created hereby in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby; and

(xvi)          do and perform all such other acts and things in any manner as the Administrative Agent (at the direction of the Required Lenders) or the Lead Arranger may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

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This power of attorney is an irrevocable power coupled with an interest, and shall survive the bankruptcy, dissolution or winding up of any relevant Grantor, terminating only upon the Facility Termination Date. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or Law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.

(b)                Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Obligations to a successor Administrative Agent appointed in accordance with the Loan Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

(c)                The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(d)                Liability with Respect to Accounts. Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

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9.	Intercreditor Agreement

(a)                Notwithstanding anything herein to the contrary, the priority of the Lien granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to or in connection with this Agreement, the terms of this Agreement and the exercise of any right or remedy by the Administrative Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to the priority of any Liens or the exercise of any rights or remedies, the terms of the Intercreditor Agreement shall control.

(b)                Notwithstanding anything herein to the contrary and to the extent provided for in the Intercreditor Agreement, to the extent this Agreement or any other Loan Document requires the delivery of, or control over, ABL Facility Priority Collateral to be granted or provided to the Administrative Agent at any time prior to the payment in full of the ABL Facility Indebtedness, then the Grantors may deliver such ABL Facility Priority Collateral (or control with respect thereto) and any related approval or consent rights to the ABL Facility Agent in accordance with the ABL Facility Documents in full satisfaction of any such requirement under this Agreement or any of the other Loan Documents; provided that upon the Discharge of ABL Obligations (as such term is defined in the Intercreditor Agreement) the Grantors shall deliver (or cause to be delivered), or provide control over, as applicable, such ABL Facility Priority Collateral within the same period of time from the date of the Discharge of ABL Obligations (as such term is defined in the Intercreditor Agreement) as would apply under the Loan Documents if such ABL Facility Priority Collateral was acquired by such Grantor as of such date.

10.	Application of Proceeds. After the exercise of remedies provided for in Section 8.02 of the Loan Agreement (or after the Term Loans have automatically become immediately due and payable), any payments in respect of the Obligations and any Proceeds of the Collateral, when received by the Administrative Agent or any Secured Party in cash or Cash Equivalents will be applied in reduction of the Obligations in the order set forth in the Loan Agreement.

11.	Continuing Agreement.

(a)                This Agreement shall remain in full force and effect until the Facility Termination Date, at which time this Agreement shall be automatically terminated (other than obligations under this Agreement which expressly survive such termination) and the Administrative Agent shall, upon the request and at the expense of the Grantors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination.

(b)                This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable and documented costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

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12.	Amendments; Waivers; Modifications, etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Loan Agreement.

13.	Successors in Interest. This Agreement shall be binding upon each Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the Secured Parties hereunder, to the benefit of the Administrative Agent and the Secured Parties and their successors and permitted assigns.

14.	Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 11.02 of the Loan Agreement; provided that notices and communications to the Grantors shall be directed to the Grantors, at the address set forth on Schedule 1.01(a) of the Loan Agreement.

15.	Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

16.	Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Sections 11.14 and 11.15 of the Loan Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

17.	Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18.	Entirety. This Agreement, which shall constitute a Loan Document under the Loan Agreement, the other Loan Documents and the other documents relating to the Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Obligations, or the transactions contemplated herein and therein.

19.	Other Security. To the extent that any of the Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Administrative Agent shall have the right, in the sole discretion of the Required Lenders or in the sole discretion of the Lead Arranger, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Obligations or any of the rights of the Administrative Agent or the Secured Parties under this Agreement, under any other of the Loan Documents or under any other document relating to the Obligations.

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20.	Joinder. At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Administrative Agent a Joinder Agreement in the form of Exhibit D to the Loan Agreement or such other form acceptable to the Lead Arranger. Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as an “Grantor” and have all of the rights and obligations of a Grantor hereunder and this Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement.

21.	Consent of Issuers of Pledged Equity. Any Loan Party that is an Issuer hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity by the applicable Grantors pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable Law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such Issuer.

22.	Joint and Several Obligations of Grantors.

(a)                Each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Lenders under the Loan Agreement, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.

(b)                Each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a primary obligor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that (i) all the Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them and (ii) a separate action may be brought against each Grantor to enforce this Agreement whether or not any Borrower, any other Grantor or any other person or entity is joined as a party.

(c)                Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents, to the extent the obligations of a Grantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Grantor hereunder shall be limited to the maximum amount that is permissible under applicable Law (whether federal or state and including, without limitation, Debtor Relief Laws).

(d)                Each Grantor waives and shall not exercise any rights that it may acquire by way of subrogation, contribution, reimbursement or indemnification for payments made under this Agreement until the Facility Termination Date.

23.	Marshaling. The Administrative Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any Law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

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24.	Injunctive Relief.

(a)                Each Grantor recognizes that, in the event such Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of Law may prove to be inadequate relief to the Administrative Agent and the other Secured Parties. Therefore, each Grantor agrees that the Administrative Agent and the other Secured Parties, at the option of the Administrative Agent and the other Secured Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(b)                (b) The Administrative Agent, the other Secured Parties and each Grantor hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute under this Agreement or any other Loan Document, whether such dispute is resolved through arbitration or judicially.

25.	Secured Parties. Each Secured Party that is not a party to the Loan Agreement who obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Loan Agreement, and with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Affiliates shall be entitled to all of the rights, benefits and immunities conferred under Article IX of the Loan Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

VINTAGE STOCK AFFILIATED HOLDINGS

LLC, a Nevada limited liability company, as a Grantor

By: /s/ Jon Isaac

Name: Jon Isaac

Title: President and Chief Executive Officer

Address:

325 E. Warm Springs Road. Suite 102

Las Vegas, NV 89119

VINTAGE STOCK, INC., a Missouri corporation, as a Grantor

By: /s/ Rodney Spriggs

Name: Rodney Spriggs

Title: President and Chief Executive Officer

Address:

202 E. 32nd Street

Joplin, MO 64804

SIGNATURE PAGE TO SECURITY AND PLEDGE AGREEMENT

Accepted and agreed to as of the date first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Administrative Agent

By: ________________________________

Name: ______________________________

Title: _______________________________

Address:

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

SIGNATURE PAGE TO SECURITY AND PLEDGE AGREEMENT

Schedule 1

Schedule 5.21(f) to the Loan Agreement - Pledged Equity Interests

Loan Party	Issuing Entity	Class	Number of Shares	Certificate No.	Percentage Interest of Outstanding Shares
Vintage Stock Affiliated Holdings LLC	Vintage Stock, Inc.	Class A (Voting)	282	18	100%
Vintage Stock Affiliated Holdings LLC	Vintage Stock, Inc.	Class B (Nonvoting)	2,538	19	100%

EXHIBIT A

FORM OF

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to __________________ the following Equity Interests of [___________], a [_________] [corporation] [limited liability company]:

No. of Shares	Certificate No.

and irrevocably appoints __________________________________ its agent and attorney-in-fact to transfer all or any part of such Equity Interests and to take all necessary and appropriate actions to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

IN WITNESS WHEREOF, the undersigned has caused this Stock Power to be duly executed effective as of the _____ day of ____________, 20____.

[Holding]

By: _________________________

Name: _______________________

Title: ________________________

EXHIBIT B

FORM OF

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

United States Copyright Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of November 3, 2016 (as amended, modified, extended, restated, renewed, replaced, or supplemented from time to time, the “Agreement”) by and among the Grantors party thereto (each an “Grantor” and collectively, the “Grantors”) and Wilmington Trust, National Association, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon the copyrights and copyright applications shown on Schedule 1 attached hereto to the Administrative Agent for the ratable benefit of the Secured Parties.

The undersigned Grantor and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any copyright or copyright application.

Grantor hereby authorizes and requests the Register of Copyrights to record this Notice of Grant of Security Interest in Copyrights.

Very truly yours,

[GRANTOR]

By: ____________________________________

Name: __________________________________

Title: ___________________________________

Acknowledged and Accepted:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By: _____________________________

Name: ___________________________

Title: ____________________________

EXHIBIT C

FORM OF

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

PATENTS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of November 3, 2016 (as amended, modified, extended, restated, renewed, replaced, or supplemented from time to time, the “Agreement”) by and among the Grantors party thereto (each an “Grantor” and collectively, the “Grantors”) and Wilmington Trust, National Association, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon the patents and patent applications shown on Schedule 1 attached hereto to the Administrative Agent for the ratable benefit of the Secured Parties.

The undersigned Grantor and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any patent or patent application.

Grantor hereby authorizes and requests the United States Patent and Trademark Office to record this Notice of Grant of Security Interest in Patents.

Very truly yours,

[GRANTOR]

By: ____________________________

Name: __________________________

Title: ___________________________

Acknowledged and Accepted:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By: _________________________________

Name: _______________________________

Title: ________________________________

EXHIBIT D

FORM OF

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of November 3, 2016 (as amended, modified, extended, restated, renewed, replaced, or supplemented from time to time, the “Agreement”) and among the Grantors party thereto (each an “Grantor” and collectively, the “Grantors”) and Wilmington Trust, National Association, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon the trademarks and trademark applications shown on Schedule 1 attached hereto to the Administrative Agent for the ratable benefit of the Secured Parties.

The undersigned Grantor and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any trademark or trademark application.

Grantor hereby authorizes and requests the United States Patent and Trademark Office to record this Notice of Grant of Security Interest in Trademarks.

Very truly yours,

[GRANTOR]

By: ____________________________

Name: __________________________

Title: ___________________________

Acknowledged and Accepted:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By: _________________________________

Name: _______________________________

Title: ________________________________